Registration No. 333 -186330

As filed with the Securities and Exchange Commission on March 12 , 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment #1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

BALIUS CORP.

 (Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

99-0382426 IRS Employer Identification Number	5963 Primary Standard Industrial Classification Code Number

Balius Corp.

38 Sea View Park

Cliffoney, Co. Sligo, Ireland

Tel. 353851997078

Email: Baliuscorp@gmail.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share( [1] )	Aggregate Offering Price	Registration Fee
Common Stock:	10,000,000	$0.01	$100,000	$13.64*

  (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

* Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

BALIUS CORP.

10,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Balius Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Vitaliy Gladky, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.01	$0.0007	$0.0093
Total	$100,000	$7,000	$93,000

Balius Corp. is a development stage company and has recently started its operation.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Balius Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 11 BEFORE BUYING ANY SHARES OF BALIUS CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED _____________, 2013

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	19
LEGAL PROCEEDINGS	22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	22
EXECUTIVE COMPENSATION	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
PLAN OF DISTRIBUTION	24
DESCRIPTION OF SECURITIES	26
INDEMNIFICATION	27
INTERESTS OF NAMED EXPERTS AND COUNSEL	27
EXPERTS	27
AVAILABLE INFORMATION	28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	28
INDEX TO THE FINANCIAL STATEMENTS	28

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “BALIUS CORP.” REFERS TO BALIUS CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

BALIUS CORP.

We are a development stage company and intend to commence operations in the equine business. We plan to buy young Irish Sport Horses, train them and resell. Balius Corp. was incorporated in Nevada on October 23, 2012. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $50,000 for the next twelve months as described in our Plan of Operations. The amount of funds necessary to implement our plan of operations cannot be predicted with any certainty and may exceed any estimates we set forth. We expect our operations to begin to generate revenues during months 6-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue. As of March 12, 2013 we have cash reserves of approximately $2,815. We currently spend approximately $583 per month on our operations, and our present cash will last for approximately 5 months.

We intend to purchase young Irish Sport Horses aged 4 year and older and train them. Basic horse training will begin with ground training and ground manners.  Then, we will train then for jumping competition and eventing. We intend to train them at riding arena which we intend to rent. The length of time we anticipate we will be caring for and training such horses before resale is 2-3 month. We intend to offer our horses for sale to potential customers from Europe (England, Germany, France, Switzerland, Netherlands and other) and USA. We plan to sell our horses at local, national and international horse auctions and advertise them at different web sites and sell directly to the public.

Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 38 Sea View Park, Cliffoney, Co. Sligo, Ireland. Our phone number is 353851997078.

From inception until the date of this filing, we have had limited operating activities.  Our financial statements from inception (October 23, 2012) through December 31, 2012, reports no revenues and a net loss of $298. Our independent registered public accounting firm has issued an audit opinion for Balius Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan, purchased a young horse for $2,000 and entered into a Grazing Lease Agreement, dated January 22, 2013. The breed of horse we purchased is Irish Sport Horse. Its age is 4 year old. We have already begun to train this horse. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director will only be devoting approximately 30 hours a week to our operations. As a result, our operations may be sporadic and occur at times which are convenient to our sole officer and director.

Our sole officer and director is engaged in a similar business to us. Mr. Vitaliy Gladky is a self-employed horse trainer.  Potential  conflicts  of interest  may arise in future that may cause our business to fail,  including the amount of time he is able to dedicate to our business as well as additional  conflict of interests over  opportunities presented to our sole officer and director during the performance of his duties.  Balius Corp. does not currently have a right of first refusal pertaining to opportunities that come to management’s attention where the opportunity may relate to our proposed business operations.

THE OFFERING

The Issuer:	BALIUS CORP.
Securities Being Offered:	10,000,000 shares of common stock.
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$100,000
Securities Issued and Outstanding:	There are 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Vitaliy Gladky
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from October 23, 2012(Inception) to December 31, 2012:

Financial Summary	December 31, 2012 ($) (Audited)
Cash and Deposits	10,126
Total Assets	10,126
Total Liabilities	424
Total Stockholder’s Equity	9,702

Statement of Operations	Accumulated From October 23, 2012 (Inception) to December 31, 2012 ($) (Audited)
Total Expenses	298
Net Loss for the Period	(298)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the equine business. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of December 31, 2012, we had cash in the amount of $10,126 and liabilities of $424. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $298 for the period from our inception on October 23, 2012 to December 31, 2012, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the equine business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Ronald R. Chadwick, P.C. our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Balius Corp. is suitable.

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We require minimum funding of approximately $50,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Vitaliy Gladky, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Gladky has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on October 23, 2012 and have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE NO POTENTIAL CUSTOMERS FOR OUR HORSES AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY CUSTOMERS.  EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT.  IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any customers and we cannot guarantee we will ever have any customers for our horses. Even if we obtain new customers, there is no guarantee that we will make a profit. If we are unable to attract enough customers to buy our Irish Sport Horses to operate profitably, we will have to suspend or cease operations.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive. There are many different companies in the horse industry and our Irish Sport Horses are not unique in the market. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

Because we will operate in Europe and we intend to market and sell your horses in Europe, the European debt crisis may have negative effects on our business. In addition, t he recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us or may have difficulty paying us. A slow or uneven pace of economic recovery would negatively affect our ability to start our business and obtain financing.

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BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND VITALIY GLADKY, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. GLADKY, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. GLADKY.

Our principal operations and assets are located outside of the United States, and Vitaliy Gladky, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Gladky in the United States, and it may be difficult to enforce any judgment rendered against Mr. Gladky. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Gladky, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Republic of Ireland may render that investor unable to enforce a judgment against the assets of Mr. Gladky. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

INFECTIOUS DISEASE, INJURY OR DEATH COULD NEGATIVELY AFFECT THE SALE OF OUR IRISH SPORT HORSES.

Sales of our horses would be materially adversely affected by the outbreak of disease carried by horses, such as equine influenza, tetanus, equine ulcers or equine encephalomyelitis (sleeping sickness), injury or death.  The success of our business depends upon the heath and well being of the horses we train to ultimately resell. Horses are susceptible to leg and other injuries, which can adversely affect, shorten or end their useful life or otherwise adversely affect them.  No assurance can be given that our horses will not sustain any illness or injury during stabling, training or transport, irrespective of the level of precaution taken.  Our presently-owned one horse may become injured prior to the completion of the offering of our shares of common stock and there can be no assurance that the training of our one (or more, in the future) horse will not be so impaired.  The number of horses we own and sell could decrease as a result of the factors described above and other factors, including those due to retirement for injury or other reasons or voluntary or forced liquidation, such as for the purposes of paying operating or other expenses under circumstances where available working capital is insufficient.  Any reduction in the number of horses we own will reduce the opportunity to generate revenues and liquidation proceeds and may materially and adversely affect our business, financial condition and results of operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Gladky, our sole officer and director, will own 50 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Gladky may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

MR. GLADKY, OUR SOLE DIRECTOR, WILL BE ABLE TO DETERMINE HIS OWN SALARY AND PERQUISITES, WHICH COULD ADVERSELY AFFECT OUR INCOME.

Because your sole executive officer occupies all corporate positions, it may not be possible to have adequate internal controls. As the sole director, Mr. Gladky has the sole authority to appoint our officers and determine their compensation.  Accordingly, Mr. Gladky could determine, as our sole director, that his salary and perquisites are equal to or exceed our net income, if we ever have income.  In the event that Mr. Gladky does determine that he is entitled to a salary and/or perquisites, investors will have no mechanism by which to revise his salary and perquisites since he controls a majority of the voting securities of the Company, and will continue to do so even after the offering.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Vitaliy Gladky, our sole officer and director will only be devoting limited time to our operations.  He will be devoting approximately 30 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

WE MAY BE UNABLE TO SECURE INSURANCE FOR OUR BUSINESS, AND ASSUMING WE ARE ABLE TO OBTAIN INSURANCE, OUR INSURANCE COVERAGE MAY NOT BE ADEQUATE.

We do not intend to purchase medical or other insurance covering our horses.  If we incur n veterinary services during our operating period, we may not have sufficient funds to obtain those services and may be unable to provide required veterinary care, resulting in a reduction in the ability of use to sell our horses or the need to sell or euthanize one or more horses prior to the end of our operating period, any of which could materially and adversely impact our financial condition and results of operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR IS ENGAGED IN A SIMILAR BUSINESS TO US, THERE IS A POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF TIME HE IS ABLE TO DEDICATE TO BALIUS CORP. AND ITS BUSINESS.

Our sole officer and director is engaged in a similar business to us. Mr. Vitaliy Gladky is a self-employed horse trainer.  Potential  conflicts  of interest  may arise in future that may cause our business to fail,  including the amount of time he is able to dedicate to our business as well as additional  conflict of interests over  opportunities presented to our sole officer and director during the performance of his duties.  Balius Corp. does not currently have a right of first refusal pertaining to opportunities that come to management’s attention where the opportunity may relate to our proposed business operations.

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KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. There is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Vitaliy Gladky, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

BECAUSE COMPANIES IN OUR INDUSTRY CONSIST OF MOSTLY NON-PUBLIC COMPANIES, A SMALL COMPANY IN OUR INDUSTRY WITH THE ADDED EXPENSES OF BEING A REPORTING COMPANY MIGHT HAVE A COMPETITIVE DISADVANTAGE.

To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require to use future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. Because companies in our industry consist of mostly non-public companies, a small company in our industry with the added expenses of being a reporting company might have a competitive disadvantage.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” on page 15 for a further discussion of this exemption.

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ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

RISKS ASSOCIATED WITH THIS OFFERING

OUR OFFERING IS BEING MADE ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT OF SHARES REQUIRED TO BE SOLD FOR THE OFFERING TO PROCEED.

In order to implement our business plan, we require funds from this offering. We require a minimum of $50,000 from the offering to implement your business plan. However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold for the offering to proceed. If we raise only a nominal amount of proceeds we may be unable to implement our business plan and we will have to suspend or cease operations and you may lose your investment in our company.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on October 23, 2012 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

OUR PRESIDENT, MR. GLADKY DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Gladky does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least half of the shares and we receive the proceeds in the amount of $50,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Balius Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $7,000. We will have to utilize funds from Vitaliy Gladky, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Gladky has no obligation to loan such funds to us and there is no guarantee that he will loan such funds to us. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Upon effectiveness of this Prospectus, the Company intends to become a “reporting issuer” under Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended, by way of filing a Form 8-A with the Securities and Exchange Commission (“SEC”). A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, under which this Prospectus became effective. Upon filing of the Form 8-A, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company intends, at its own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	$7,000	$7,000	$7,000
Net proceeds	$43,000	$68,000	$93,000
Establishing an office	$1,000	$1,500	$2,000
Website development	$1,000	$1,500	$2,000
Leasing additional horse field	$-	$500	$500
Horses purchase	$8,000	$18,000	$30,000
Horse care and feed	$2,500	$7,000	$16,000
Leasing a riding arena	5,000	5,000	5,000
Horse trainer salary	$15,000	$15,000	$15,000
Groom salary	-	6,000	6,000
Marketing and advertising	$500	$3,000	$5,000
SEC reporting and compliance	$10,000	$10,000	$10,000
Miscellaneous expenses	$-	$500	$1,500

The above figures represent only estimated costs.  If necessary, Vitaliy Gladky, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. However, Mr. Gladky has no obligation to loan such funds to us and that there is no guarantee that he will loan such funds to us. Mr. Gladky will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Gladky. Mr. Gladky will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on October 23, 2012.  Vitaliy Gladky, the Company’s sole officer and director, paid $.001 per share for the 10,000,000 shares of common stock he purchased from the Company on November 19, 2012.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2012, the net tangible book value of our shares of common stock was $9,702 or approximately $0.001 per share based upon 10,000,000 shares outstanding.

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If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 20,000,000 shares to be outstanding will be $102,702 or approximately $0.0051 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0041 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0051 per share.

After completion of this offering, if 10,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $100,000 or $0.01 per share. Our existing stockholder will own 50% of the total number of shares then outstanding, for which he has made contributions of cash totalling $10,000 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 7,500,000 shares are sold, the net tangible book value of the 17,500,000 shares to be outstanding will be $77,702, or approximately $0.0044 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0034 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0044 per share.

After completion of this offering investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.01 per share. Our existing stockholder will own approximately 57.14% of the total number of shares then outstanding, for which he has made contributions of cash totaling $10,000 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 5,000,000 shares are sold, the net tangible book value of the 15,000,000 shares to be outstanding will be $52,702, or approximately $0.0035 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0025 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0035 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.01 per share. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which he has made contributions of cash totaling $10,000 or $0.001 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholder	$100,000
Net tangible book value per share after offering	$0.0051
Increase to present stockholders in net tangible book value per share
after offering	$0.0041
Capital contributions	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering assuming the sale of 50% of shares	20,000,000
Percentage of ownership after offering	50%
Existing Stockholder if 75% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholder	$75,000
Net tangible book value per share after offering	$0.0044
Increase to present stockholders in net tangible book value per share
after offering	$0.0034
Capital contributions	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering assuming the sale of 50% of shares	15,000,000
Percentage of ownership after offering	57.14%
Existing Stockholder if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholder	$50,000
Net tangible book value per share after offering	$0.0035
Increase to present stockholders in net tangible book value per share
after offering	$0.0025
Capital contributions	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	15,000,000
Percentage of ownership after offering	66.67%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.01
Dilution per share	$0.0049
Capital contributions	$100,000
Number of shares after offering held by public investors	10,000,000
Percentage of capital contributions by existing shareholder	9.09%
Percentage of capital contributions by new investors	90.91%
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0056
Capital contributions	$75,000
Percentage of capital contributions by existing shareholder	11.76%
Percentage of capital contributions by new investors	88.24%
Number of shares after offering held by public investors	7,500,000
Percentage of ownership after offering	42.86%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0065
Capital contributions	$50,000
Percentage of capital contributions by existing shareholder	16.67%
Percentage of capital contributions by new investors	83.33%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	33.33%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance is $10,126 as of December 31, 2012. We believe our cash balance is not sufficient to fund our operations for any period of time.  We have been utilizing and may utilize funds from Vitaliy Gladky, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  As of December 31, 2012, Mr. Gladky advanced us $424. Mr. Gladky, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $50,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 38 Sea View Park, Cliffoney, Co. Sligo, Ireland. Our phone number is 353851997078.

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We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.  Upon completion of our public offering, our specific goal is to profitably sell our Irish Sport Horses. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1st- 3rd months.

Material costs: minimum $1,000.

Upon completion of the offering we plan to set up an office in Ireland and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as telephones, fax, office supplies, furniture, personal computer and other. Our sole officer and director, Vitaliy Gladky will take care of our initial administrative duties. We believe that it will cost at least $1,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $ 500 more. In this case, set up costs will be approximately $ 1,500 .. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $ 2,000 .. If we sell 75-100% of the shares offered we will buy more expensive personal computers with higher performance and additional software applications that will better protect our data base and operational system and allow us to use additional programs. We will also purchase a multifunctional printer instead of regular printer that will allow us not only print documents but also scan and copy them. Additional funds will also allow us to buy more convenient and ergonomic furniture.

Develop Our Website

Time Frame: 2nd – 5th months.

Material costs: $ 1,000 -$ 2,000 ..

During this period, we intend to begin developing our website. Our sole officer and director, Vitaliy Gladky will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $ 1,000 .. If we 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $ 1,500 and $ 2,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

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Purchase Young Irish Sport Horses

Time Frame:  3rd –6th months.

Material costs: minimum $10,000.

As of the date of this prospectus, we purchase one young horse for $2,000. During 3rd –6th months upon completion of this offering, we plan to buy more young Irish Sport Horses. If we sell 50% shares in this offering, we plan to spend at least $ 8,000 to buy 3- 4 horses. If we sell 75% of the shares offered, we plan to spend at about $ 18,000 to buy 7- 9 horses. In the event we sell all of the shares offered, we plan to spend at about $30,000 to buy 10-14 horses.

Leasing a riding arena

Time Frame:  3rd –6th months.

Material costs: $5,000.

In order to train our horses we need to lease a riding arena. It will cost us approximately $5,000.

Leasing Additional Horse Field

Time Frame:   4th –8th months.

Material costs: minimum $500.

If we sell at least 75% of the shares in this offering, we plan to lease additional horse field. It will cost us approximately $500. As of the date of this prospectus we have leased a 5 acres horse field.

Hire a Horse Trainer

Time Frame:  5th –8th months.

Material costs: $ 15,000

Once we have purchased new young horses we plan to hire a horse trainer as an independent contractor. We will pay approximately $2,000 per months. Therefore, it will cost us approximatelly $ 15,000 in the first year.

Hire a Part-Time Groom

Time Frame:  6th –8th months.

Material costs: $6,000

If we sell at least 75% shares and buy more than 5 horses we intend to hire a part-time groom as an independent contractor. The groom will feed and care for our horses.

Marketing

Time Frame: 6th - 12th months.

Material costs: $500-$ 5,000 ..

If we sell at least 50% of the shares in this offering we will have funds for our marketing campaign. The more shares we sell the more funds for marketing campaign we have. Our sole officer and director, Vitaliy Gladky, will be responsible for marketing of our Irish Sport Horses. We intend to use marketing strategies, such as web and newspaper advertisements .. We also  expect  to get  new  customers  from  "word  of  mouth" advertising  where our new  customers will  refer  their  colleagues to us. We will encourage such advertising by rewarding person who referred new customers to us. We also plan to attend shows and exhibitions in horse industry, which help professionals in our industry come face to face and find new business opportunities and partners. We intend to spend at least $500 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Even if we are able to obtain sufficient number of potential customers at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

In summary, during 1st-6th month we should have established our office, developed our website, purchased new horses and hired a horse trainer. After this point we should be ready to start more significant operations and start selling our horses .. During months 6-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Vitaliy Gladky, our president will be devoting approximately thirty hours per week to our operations. Once we expand operations, and are able to attract more customers to buy our horses , Mr. Gladky has agreed to commit more time as required. Because Mr. Gladky will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

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Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees

SEC reporting and compliance

Establishing an office

Website development

Marketing and advertising

Purchase of horses

Leasing a riding arena

Leasing additional horse field

Horse care and feed

Horse trainer salary

Groom salary

Other Expenses

	$10,000 $1,000 $ 1,000 $500 $ 8,000 $5,000 - $ 2,500 $ 15,000 - -	$10,000 $ 1,500 $ 1,500 $ 3,000 $ 18,000 $5,000 $500 $ 7,000 $ 15,000 $6,000 $ 500	$10,000 $ 2,000 $ 2,000 $ 5,000 $30,000 $5,000 $500 $16,000 $ 15,000 $6,000 $ 1,500
Total	$43,000	$68,000	$93,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on October 23, 2012 to December 31, 2012

During the period we incorporated the company, prepared a business plan and executed a Grazing Lease Agreement, dated January 22, 2013. Our loss since inception is $298.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 10,000,000 shares of common stock to our sole officer and director for net proceeds of $10,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2012, the Company had $10,126 cash and our liabilities were $424, comprising $424 owed to Vitaliy Gladky, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 10,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $10,000.

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We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Vitaliy Gladky, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Gladky has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $50,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Management believes that the European debt crisis and recent global crisis has caused disruption and volatility in horse industry .. This volatility poses the most significant challenges to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than half of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DESCRIPTION OF BUSINESS

General

Balius Corp. was incorporated in the State of Nevada on October 23, 2012 and established a fiscal year end of December 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations in the equine business. We have recently started our operation. As of today, we have developed our business plan, bought first young horse and executed a Grazing Lease Agreement, dated January 22, 2013. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. Our business office is located at 38 Sea View Park, Cliffoney, Co. Sligo, Ireland. Our telephone number is 353851997078.

Our Business

We plan to commence operations in the equine business. We intend to buy young Irish Sport Horses aged 4 year and older, train them and resell. We plan to buy unbroken and untrained young horses at the local and national auctions as well as from horse distributors, general public, breeders and horse farms. If we have available funds, we can buy up to 10 horses in one time. However, more likely we will purchase 1-2 horses for each sale as it is difficult to find right horse. We believe that the price for one horse we plan to spend is $2,000-$3,500. This range was determined by Vitaliy Gladky, our sole officer and director, who is an expert in equine business, who regularly attends horse auctions and who has bought and sold many horses by himself. The differences between horses purchased at the bottom of our range and horses purchased at the top of our range depends on the exterior of the horse, its pedigree, temperament, sport and jumping characteristic.

Basic horse training will begin with ground training and ground manners. A horse needs to respect humans--not fear them, respect them. We will train horses not to walk in front of a rider, not to pull on the lead rope or crowd a rider, stand quietly during grooming, pick feet up for the farrier and walk calmly into a trailer. Then, we will train horses for jumping competition and eventing. Eventing (also known as horse trials) is an equestrian event where a single horse and rider combination compete against other combinations across the three disciplines of dressage, cross-country, and show jumping. This event has its roots in a comprehensive cavalry test requiring mastery of several types of riding. However, there is no guarantee that we will be successful in training the horses in such activities and behaviors.

We plan to hire a horse trainer as an independent contractor. We estimate that in average it will take one hour a day to train each horse. Because horses need rest days, a single horse trainer can train up to 10 horses in the same time. However, if we have more than 10 horses and do not have the funds to hire additional trainers, a reduction in the hours spent training each horse will have negative effect on its resale value. We plan that after two months of training our Irish Sport Horses will take part in some local and national show jumping competition s and eventing in order to prove themselves. Our trainer and sole officer and director will ride the horses at the competitions, therefore we do not intend to hire riders.   After that we anticipate to sell them for $10,000-$12,000 each. However, there is no guarantee that the horse will perform well in such competitions. This assumption was made by Vitaliy Gladky, our sole officer and director, who is an expert in equine business, who regularly attends horse auctions and who has bought and sold many horses during his career. Because we plan to purchase horses with good exterior and pedigree a level of performance in jumping and eventing will not affect the price. Our price range is for any well-trained horse. However, if the horse wins competition the price will be much higher of our range. The price will be also higher if the horse has competition winner in its bloodline. We anticipate approximately 2-3 month holding horses before offering the horses for resale.

Our sole officer and director is engaged in a similar business to us. Mr. Vitaliy Gladky is a self-employed horse trainer.  Potential  conflicts  of interest  may arise in future that may cause our business to fail,  including the amount of time he is able to dedicate to our business as well as additional  conflict of interests over  opportunities presented to our sole officer and director during the performance of his duties.  Balius Corp. does not currently have a right of first refusal pertaining to opportunities that come to management’s attention where the opportunity may relate to our proposed business operations.

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Potential customers

We intend to offer our trained Irish Sport Horses to various horse dealers that distribute horses to Europe and North America. Our Sole officer and director has worked for many years and has broad connections in the equine industry and personally know many horse dealers. He will offer our horses to them. We plan to sell our horses at local, national and international horse auctions. We will attend action with our horses that are held every week in Ireland, many of which are international auctions. We plan also to advertise them at different newspapers and web sites and sell directly to the public. A purchaser bears the risks and costs of transit once horses have been purchased from us.

Irish Sport Horse

The following section is a direct quote from Wikipedia. According to Wikipedia, the Irish Sport Horse, also known as the Irish Hunter, is mainly the result of a cross between the Irish Draught and the Thoroughbred. It has been given recognition as a separate breed. It is commonly bred from parents who are also Irish Sport Horses, in addition to being bred from the definitive parent breeds.

The Irish Sport Horse is traditionally used for all purposes, from transportation to riding, and working the land. However, it is becoming increasingly popular as a competition riding horse. Its natural athletic ability and exceptional jumping talents means that it excels in the show jumping arena, as well as competing at the highest levels of eventing. However, there is no guarantee that the horses we purchase will have such qualities. Ireland produces a great number of Irish Sport Horses each year, many of them selling for high amounts in the United States and Europe. The bestselling horses are horses 6-8 years old when they have more experience, with good pedigree that includes international competition winners. They need to be well-trained and that have many points in horse passport which received in competitions and recorded by Show Jumping Association of Ireland.

The Irish Sport Horse has an excellent temperament, being calm, yet lively when needed, and is very tough. Connemara blood is also found in some Irish mares. The Irish Sport Horse tends to fall into three types: light-weight for carrying a rider up to about 70 kg, middle-weight to carry a rider up to about 89 kg, and heavy-weight for riders exceeding 89 kg. Carrying a rider according to this classification includes being able to participate in hunting or other strenuous riding activities. Nowadays, most Irish Horses are middle-weights, and it is uncommon to find a true heavy-weight or a Lady's horse (trained for sports in side-saddle, and usually a light-weight). We intend to purchase and sell light-weight and middle-weight horses. The horse has an attractive head with a sometimes convex profile (a "Roman nose"). It has a slightly-arched and muscular neck, long, sloping shoulders, a deep but not overly broad chest, a short, compact back, and a muscular croup with powerful hindquarters. The croup is often sloping and long, a trait coming from the Irish Draught, which improves its jumping ability. The high withers of the Thoroughbred are also evident in many cases. The Irish Sport Horse can be any color, although it used to be rare to find tobianos and overos .. .. It ranges in height from 15 to 17 hands. There is no guarantee that the horses we purchase will have aforesaid qualities. If our horses lack the qualities described hereinabove, they may be less valuable.

Marketing

Our sole officer and director, Vitaliy Gladky, will be responsible for marketing of our company and our Irish Sport Horses. We intend to use marketing strategies, such as web and newspaper advertisements .. We will ask our satisfied customers for referrals. We also plan to attend shows and exhibitions in horse industry. We will promote our product through word of mouth. We intend to market our horses in England, Germany, France, Netherlands and USA. We plan to develop a website to market, display and sell our trained horses. We believe that o ne of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way. We will use many online marketing tools to direct traffic to our website and identify potential customers. As of the date of this prospectus we have not yet identified or registered any domain names for our website. To accomplish this, we plan to contract an independent web designing company.  We intend to use internet promotion tools on Facebook, Myspace and Twitter to advertise our company and create links to our website. To enhance advertising of our services we plan to keep improving and developing our website to make it as “user friendly” as possible. We believe that many horses are sold by means of online marketing techniques therefore we intend to use these techniques in our marketing campaign.

Even if we are able to obtain sufficient number of customers to buy our horses, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

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Competition

There are many barriers of entry in the equine business and level of competition is extremely high. We need proceeds from this offering to enter this business. We also need knowledge, riding and competition experience and broad connections to enter into the equine business. We will be in a market where we compete with many domestic and international companies offering similar services. We will be in direct competition with them. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for trained horses than us which may also cause us to lose business. We plan to overcome this obstacle by better training of our horses, so our horses may have better temperament and better handling. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Balius Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the equine business. Many established, yet well financed entities are currently active in the horse industry.  Nearly all Balius Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Balius Corp. We are, consequently, at a competitive disadvantage in being able to provide such services and become a successful company in the equine industry. Therefore, Balius Corp. may not be able to establish itself within the industry at all.

Contracts

We have executed a Grazing Lease Agreement with Mary Gowan, dated January 22, 2013. According to the agreement, Balius, Corp. will lease a pasture consisting of approximately 5 acres located at  Moneygold, Grange, Sligo County, Ireland. The material terms of the Agreement are the following:

1. The Lease started on January 22, 2013 and ends on January 22, 2014 and will be extended from year to year, unless terminated in writing by Lessor or Lessee.

2. Lessee will pay the Lessor the yearly cash rental of $500 during the term of this Agreement for the use of  the Leased Premises.

3. Lessee shall, during the term of this lease, use the Leased Premises for the purpose of feeding, pasturing and grazing horses limited to 5 animal.

4. The Lease may be terminated at any time by Lessee, provided, however, that Lessee has given thirty (30) days written notice to Lessor.

A copy of the Agreement is filed as Exhibit 10.1 to this registration statement.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Vitaliy Gladky.

Offices

Our business office is located at 38 Sea View Park, Cliffoney, Co. Sligo, Ireland.  This is the office provided by our President and Director, Vitaliy Gladky. Our phone number is 353851997078.  We do not pay any rent to Mr. Gladky and there is no agreement to pay any rent in the future.

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Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director is as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Vitaliy Gladky 38 Sea View Park, Cliffoney, Co. Sligo, Ireland	41	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Vitaliy Gladky has acted as our President, Treasurer, Secretary and sole Director since our incorporation on October 23, 2012. Mr. Gladky owns 100% of the outstanding shares of our common stock. Mr. Gladky graduated from Russian State Agricultural University in 1994. His specialty is thoroughbred horse breading. From May 2002 to March 2008 he worked at Horse Holiday Farm, Ltd (Grange, Co.Sligo, Ireland) as a manager. From April 2008 to January 2010 he worked at Homefield Language & Equestrian Centre (Bundoran, Co.Donegal, Ireland) as a riding instructor. Since February 2010 he has been working as a self-employed horse trainer. Mr. Gladky is a member of The Show Jumping Association of Ireland. Mr. Gladky intends to devote 30 hours a week of his time to planning and organizing activities of Balius Corp.

During the past ten years, Mr. Gladky has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Mr. Gladky was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Gladky’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Vitaliy Gladky, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on October 23, 2012until December 31, 2012:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Vitaliy Gladky, President, Secretary and Treasurer	October 23, 2012 to December 31, 2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Gladky currently devotes approximately thirty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of December 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Vitaliy Gladky	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vitaliy Gladky will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On November 19, 2012, we issued a total of 10,000,000 shares of restricted common stock to Vitaliy Gladky, our sole officer and director in consideration of $10,000. Further, Mr. Gladky has advanced funds to us. As of December 31, 2012, Mr. Gladky advanced us $424. Mr. Gladky will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Gladky. Mr. Gladky will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Gladky does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Gladky or the repayment of the funds to Mr. Gladky. The entire transaction was oral. Mr. Gladky is providing us office space free of charge and we have a verbal agreement with Mr. Gladky that, if necessary, he will loan the company funds to complete the registration process. However, Mr. Gladky has no obligation to loan such funds to us and that there is no guarantee that he will loan such funds to us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 12 , 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Vitaliy Gladky 38 Sea View Park, Cliffoney, Co. Sligo, Ireland	10,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of  March 12 , 2012, there were 10,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 10,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 10,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Balius Corp. has 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 10,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Vitaliy Gladky will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Gladky is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Gladky will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Gladky is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Gladky will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Gladky will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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Balius Corp. will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.01 for up to 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Balius Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Balius Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $7,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Balius Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common  stock may also be  restricted  under the  securities  or  securities regulations  laws  promulgated  by  various  states and  foreign  jurisdictions, commonly  referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities  registered  hereunder have not been  registered for resale under the blue sky laws of any state,  the  holders of such  shares  and  persons  who desire to purchase them in any trading  market that might develop in the future, should be aware that there may be significant  state  blue-sky law  restrictions upon the  ability of  investors  to sell the  securities  and of  purchasers  to purchase the  securities.  Accordingly, investors  may not be able to liquidate their  investments  and  should  be  prepared  to hold the  common  stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Balius has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We intend to offer our  securities to potential investors in Europe.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  March 12 , 2013, there were 10,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Vitaliy Gladky owns 10,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

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CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $ 50,000 , directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Balius Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Ronald R. Chadwick, P.C., our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Ronald R. Chadwick, P.C. has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Law Offices of Thomas E. Puzzo, PLLC has opined on the validity of the shares of common stock being offered hereby.

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AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

     Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Ronald R. Chadwick, P.C.

     Our financial statements from inception to December 31, 2012, immediately follow:

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RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Balius Corp.

Henderson, Nevada

I have audited the accompanying balance sheet of Balius Corp. (a development stage company) as of December 31, 2012, and the related statements of operations, stockholders' equity and cash flows for the period from October 23, 2012 (inception) through December 31, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Balius Corp. as of December 31, 2012, and the results of its operations and its cash flows for the period from October 23, 2012 (inception) through December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado January 21, 2013	Ronald R. Chadwick, P.C. RONALD R. CHADWICK, P.C.

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BALIUS CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET (AUDITED)
DECEMBER 31, 2012
ASSETS
Current Assets
Cash	$10,126
Total current assets	10,126
Total assets	$10,126
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from shareholder	$424
Total current liabilities	424
Total liabilities	424

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(298)
Total stockholder’s equity	9,702
Total liabilities and stockholder’s equity	$10,126

The accompanying notes are an integral part of these financial statements.

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BALIUS CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS (AUDITED)
For the period from inception (October 23, 2012) to December 31, 2012
Revenues	$-
Expenses
General and administrative expenses	298
Net loss from operations	(298)
Net loss	$(298)
Loss per common share – Basic and Diluted	(0.00)
Weighted Average Number of Common Shares Outstanding-Basic and Diluted	6,142,857

The accompanying notes are an integral part of these financial statements.

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BALIUS CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY For the period from inception (OCTOBER 23, 2012) to DECEMBER 31, 2012
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balance at inception	-	$ -	$ -	$ -	$ -
Common shares issued for cash at $0.001	10,000,000	10,000	-	-	10,000
Net loss				(298)	(298)
Balance as of December 31, 2012	10,000,000	$10,000	$ -	$ (298)	$ 9,702

The accompanying notes are an integral part of these financial statements.

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BALIUS CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS (AUDITED)
For the period from inception (October 23, 2012) to December 31, 2012
Operating Activities
Net loss	$(298)
Net cash used in operating activities	(298)
Financing Activities
Proceeds from sale of common stock	10,000
Proceeds from loan from shareholder	424
Net cash provided by financing activities	10,424
Net increase in cash and equivalents	10,126
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$10,126
Supplemental cash flow information:
Cash paid for:
Interest	$-
Taxes	$-

The accompanying notes are an integral part of these financial statements.

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BALIUS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (AUDITED)

DECEMBER 31, 2012

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Organization and Description of Business

BALIUS CORP. (the “Company”) was incorporated under the laws of the State of Nevada on October 23, 2012 and plans to buy young Irish Sport Horses train them and resell. .. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.”  Since inception through December 31, 2012 the Company has not generated any revenue and has accumulated losses of $298.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since inception resulting in an accumulated deficit of $298 as of December 31, 2012 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted December 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At December 31, 2012 the Company's bank deposits did not exceed the insured amounts.

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Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended December 31, 2012.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of December 31, 2012 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On November 19, 2012, the Company issued 10,000,000 shares of its common stock at $0.001 per share for total proceeds of $10,000.

NOTE 5 – INCOME TAXES

As of December 31, 2012 the Company had net operating loss carry forwards of $298 that may be available to reduce future years’ taxable income through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2012.

2012
Deferred tax assets:
Net operating loss carry forward	$ 104
Total deferred tax assets	104
Less: valuation allowance	(104)
Net deferred tax assets	$ -

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The valuation allowance for deferred tax assets as of December 31, 2012 was $104. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2012.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2012:

2012
Federal statutory tax rate	(35.0)%
Change in valuation allowance	35.0%
Effective tax rate	-%

NOTE 6 – RELATED PARTY TRANSACTIONS

Since inception through December 31, 2012 the Director loaned the Company $424 to pay for incorporation costs and bank expenses.  As of December 31, 2012, total loan amount was $424. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 7 – SUBSEQUENT EVENTS

On January 4, 2013 the Company purchased a young horse for $2,000. On January 22, 2013 the Company entered into a Grazing Lease Agreement. According to the agreement, Balius, Corp. will lease a pasture consisting of approximately 5 acres located at  Moneygold, Grange, Sligo County, Ireland. F-9

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PROSPECTUS

10,000,000 SHARES OF COMMON STOCK

BALIUS CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$13.64
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,000.00
EDGAR fees	$500.00
Transfer Agent Fees	$1,000.00
TOTAL	$7,013.64

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Balius Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Balius Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Vitaliy Gladky	November 19, 2012	10,000,000	$10,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion Thomas E. Puzzo, Esq. *
10.1	Grazing Lease Agreement, dated January 22, 2013 *
10.2	Form of subscription agreement
23.1	Consent of Ronald Chadwick, P.C.
23.2	Consent of Thomas E. Puzzo, Esq. (contained in exhibit 5.1) *

*- previously filed

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cliffoney, Ireland on March 12 , 2013.

BALIUS CORP.

By:	/s/	Vitaliy Gladky
	Name:	Vitaliy Gladky
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Vitaliy Gladky
Vitaliy Gladky	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	March 12 , 2013

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of Thomas E. Puzzo, Esq. *
10.1	Grazing Lease Agreement, dated January 22, 2013 *
10.2	Form of subscription agreement
23.1	Consent of Ronald Chadwick, P.C.
23.2	Consent of Thomas E. Puzzo, Esq. (contained in exhibit 5.1) *

*- previously filed

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